EXHIBIT 23 - CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



  We consent  to the incorporation  by reference  in this  Annual
  Report (Form 10-K) of Fairfield Communities, Inc. of our report dated January 29, 1996, included in the 1995 Annual
  Report to Shareholders of Fairfield Communities, Inc.

  Our audit also included the financial statement schedule of Fairfield Communities, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

  We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55841) pertaining to the Fairfield Communities, Inc. First Amended and Restated 1992 Warrant Plan of our report dated January 29, 1996, with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Fairfield Communities, Inc.

                                     ERNST & YOUNG LLP


  Little Rock, Arkansas
  March 8, 1996